DERIVED INFORMATION [2/6/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional freewriting prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will  not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

(US$)	FICO
Combined LTV	<= 550	551 - 575	576-600	601- 620	621-640	641-660	661-680	681-700	701-720	721-740	741-759	>= 760
<= 60%	10,811,594	14,124,396	10,315,609	9,410,608	8,722,357	4,650,206	3,727,585	2,891,932	1,188,504	790,174	385,021	2,655,388
61% - 65%	6,603,905	8,616,128	9,248,284	8,450,470	5,052,693	3,406,554	3,346,456	2,210,287	0	0	204,220	635,685
66% - 70%	13,867,860	12,493,695	17,450,615	8,799,858	11,133,473	5,439,064	3,303,073	2,048,097	989,039	2,044,053	520,434	610,043
71% - 75%	18,074,043	19,038,081	19,524,935	13,951,081	11,649,191	6,922,648	7,158,546	3,809,374	2,909,136	198,045	1,312,467	1,822,776
76% - 80%	22,188,954	29,543,525	39,842,124	30,340,303	27,772,083	22,769,808	12,181,722	10,104,008	4,267,410	3,197,766	648,591	3,450,478
81% - 85%	11,897,780	17,826,013	30,579,300	21,668,403	22,111,135	13,442,507	10,635,118	5,776,396	2,918,946	842,874	922,916	541,193
86% - 90%	5,887,838	25,225,986	42,663,350	42,638,078	43,228,346	35,822,696	21,007,981	13,616,664	5,255,132	3,190,030	2,283,600	1,578,706
91% - 95%	130,013	4,034,812	9,313,822	9,151,282	18,961,643	12,503,624	10,007,350	5,915,550	4,096,862	1,634,060	1,606,354	537,949
96% - 100%	583,357	1,150,886	29,996,901	51,998,526	90,551,556	89,039,905	59,193,923	38,159,702	26,108,047	13,371,340	5,341,412	11,684,633
> 100%
Lien
1st	89,924,222	131,914,402	199,263,215	185,656,831	228,379,663	183,842,648	123,906,576	80,822,642	46,599,954	24,154,849	12,707,850	22,837,925
2nd	121,123	139,121	9,671,725	10,751,778	10,802,813	10,154,363	6,655,178	3,709,369	1,133,120	1,113,492	517,164	678,927
Junior Lien(s) (CLTVs)
<= 80%	0	19,899	33,888	0	85,735	0	0	0	0	0	0	0
81% - 85%	0	0	19,772	0	15,972	0	0	18,479	0	0	0	0
86% - 90%	0	43,921	18,494	412,456	0	192,815	378,360	79,882	0	0	0	0
91% - 95%	15,953	0	814,513	1,360,763	1,007,715	411,216	422,515	271,343	76,996	133,952	27,676	71,805
96% - 100%	105,170	75,301	8,785,059	8,978,559	9,693,392	9,550,332	5,854,303	3,339,665	1,056,124	979,540	489,489	607,122
> 100%	0	0	0	0	0	0	0	0	0	0	0	0
Orig. Loan Balance
< $100,000	15,694,512	15,758,139	30,242,242	27,212,140	28,811,294	21,866,798	13,298,587	7,239,568	3,588,043	2,465,916	1,353,756	1,723,985
$100,000 - $150,000	17,625,940	23,522,484	34,611,527	32,626,370	42,087,589	25,677,485	14,155,652	10,647,219	4,583,044	2,291,491	1,005,187	2,396,051
$151,000 - $200,000	16,592,774	28,844,924	36,451,668	30,164,812	38,063,775	32,438,170	20,276,780	10,428,992	6,020,106	3,657,996	1,074,412	2,256,921
$201,000 - $250,000	13,282,025	18,414,214	25,951,872	25,962,747	32,562,623	24,111,156	15,459,558	10,660,625	5,247,600	2,045,005	1,320,638	1,771,705
$251,000 - $300,000	8,794,617	15,367,858	23,431,554	17,702,376	24,550,001	19,178,029	13,668,939	8,753,626	4,926,723	2,981,851	2,729,376	1,059,496
$301,000 - $350,000	6,436,106	10,078,861	18,786,418	12,598,091	15,279,649	17,448,710	10,674,556	5,680,568	4,279,478	3,914,253	988,000	2,286,338
$351,000 - $400,000	3,801,672	7,103,048	7,432,270	11,506,713	11,160,958	14,441,578	9,623,617	9,666,290	2,235,981	376,765	1,132,900	1,865,535
$401,000 - $450,000	2,123,512	4,297,416	11,060,448	9,272,901	10,215,495	9,819,699	9,806,465	7,682,644	2,142,670	1,679,391	2,088,596	1,759,670
$451,000 - $500,000	2,436,965	4,762,768	6,161,873	8,553,959	11,094,418	7,645,375	7,180,229	3,219,776	3,324,403	2,357,863	0	1,960,739
> $500,000	3,257,223	3,903,809	14,805,069	20,808,501	25,356,673	21,370,011	16,417,371	10,552,703	11,385,026	3,497,809	1,532,151	6,436,412
Loan Purpose
Purchase	10,413,384	19,519,145	55,154,056	66,767,114	99,354,890	91,883,863	65,236,602	41,703,097	27,112,511	15,971,527	7,364,632	14,791,459
Refinance - Rate Term	4,775,113	5,611,665	10,248,070	12,712,990	15,080,180	13,545,099	7,760,733	6,074,330	2,350,092	1,157,969	179,689	1,474,474
Refinance - Cashout	74,856,849	106,922,712	143,532,815	116,928,506	124,747,406	88,568,050	57,564,418	36,754,584	18,270,472	8,138,846	5,680,694	7,250,918
Documentation Type
Full	74,486,555	109,979,397	173,499,691	158,248,273	180,834,035	131,413,967	86,401,840	51,593,217	28,826,834	12,489,586	6,801,894	14,409,257
Reduced	4,830,828	6,161,544	13,003,854	15,915,931	25,076,869	22,114,000	15,154,627	11,072,337	6,140,531	4,851,582	2,571,147	3,364,881
No Income/ No Asset	0	49,396	327,136	25,966	75,000	206,143	269,201	0	0	0	0	0
Stated Income / Stated Assets	10,727,962	15,863,186	22,104,259	22,218,439	33,196,572	40,262,902	28,736,085	21,866,457	12,765,710	7,927,174	3,851,973	5,742,713
Occupancy
Owner-Occupied	88,226,291	128,911,398	205,699,052	191,753,889	229,105,276	186,142,328	125,916,482	78,729,372	46,239,803	22,698,728	12,238,811	22,236,288
Second Home	468,380	324,947	392,453	1,045,249	2,775,593	367,694	562,928	839,004	451,412	1,831,440	373,689	152,548
Investment Property	1,350,675	2,817,178	2,843,435	3,609,472	7,301,607	7,486,989	4,082,344	4,963,635	1,041,859	738,174	612,514	1,128,015
Property Type
Single Family Residence	78,457,857	114,158,703	189,046,392	172,714,256	204,462,174	158,518,508	104,842,996	67,646,814	39,330,952	18,986,491	11,984,718	19,747,881
Condo	2,472,240	5,175,182	7,420,875	8,970,882	11,935,244	9,040,395	8,963,416	7,672,271	3,285,891	3,568,973	428,517	534,571
2 Family	3,233,642	4,852,460	4,648,121	5,687,527	6,769,845	10,408,992	4,392,929	2,938,108	2,631,925	883,311	582,310	390,458
3-4 Family	0	1,217,438	408,002	239,452	2,864,604	2,193,593	1,203,145	1,665,726	0	198,206	51,891	0
PUD	5,881,606	6,649,741	7,411,550	8,796,492	13,150,610	13,835,524	11,159,268	4,609,093	2,484,306	1,631,360	177,578	2,843,941
MH	0	0	0	0	0	0	0	0	0	0	0	0
DTI
< 30%	10,744,668	15,835,586	32,705,970	31,544,574	37,643,293	28,427,518	18,290,400	13,908,738	4,747,069	3,078,980	784,685	5,084,787
30% - 34%	11,679,313	13,932,454	19,085,576	19,158,689	21,144,419	17,272,572	10,478,870	7,929,600	4,014,907	1,103,264	322,341	1,747,160
35% - 39%	12,499,477	18,133,385	25,297,834	23,514,018	30,423,643	27,261,696	14,394,031	10,727,216	6,175,774	3,312,194	1,754,354	2,434,071
40% - 44%	19,155,873	24,263,349	44,468,753	39,550,330	45,493,112	44,550,893	29,533,196	16,592,510	12,645,722	6,647,763	3,976,747	4,085,639
45% - 49%	25,835,698	35,219,757	58,189,266	55,904,715	75,042,657	60,882,663	42,267,778	24,640,004	16,713,146	10,540,043	5,158,343	8,464,904
50% - 54%	9,632,040	22,702,773	26,048,222	23,876,217	27,801,882	14,889,570	14,759,189	9,368,625	2,865,879	375,303	1,228,545	1,700,291
> 55%	498,275	1,966,219	3,139,320	2,860,067	1,633,470	712,100	838,289	1,365,318	570,577	210,794	0	0
Loan Type
Arm 1Y	278,475	1,006,351	1,110,616	695,054	1,735,049	1,317,518	1,875,519	0	0	0	0	0
Arm 2/28	70,534,999	96,586,017	117,818,145	94,315,472	98,615,746	76,839,266	43,685,920	32,879,026	11,652,274	8,280,901	3,814,597	6,321,954
Arm 2/28 IO	395,000	1,000,275	31,001,201	38,197,954	57,855,447	53,933,046	38,301,156	23,594,843	15,927,675	8,483,112	4,458,922	8,360,220
Arm 2/28 - Balloon 40/30	3,737,697	4,143,688	6,434,661	6,271,825	10,827,074	10,904,311	5,423,728	2,469,478	1,752,009	2,678,248	284,302	1,199,494
Arm 2/28 - Dual 40/30	4,337,327	9,685,786	16,465,047	12,982,925	17,705,048	9,830,450	6,745,954	4,323,530	4,152,061	796,843	582,958	0
Arm 3/27	1,996,266	3,320,027	3,351,933	3,708,630	7,504,320	3,693,695	5,187,584	3,060,475	337,546	218,636	0	617,044
Arm 3/27 IO	0	518,200	821,890	2,431,964	2,691,669	2,986,912	2,620,189	2,720,400	1,413,526	0	535,200	221,600
Arm 3/27 - Balloon 40/30	0	0	271,433	0	320,995	121,907	517,000	0	266,057	0	0	0
Arm 5/25	357,818	0	0	0	291,492	388,947	280,981	222,348	0	0	0	0
Arm 5/25 IO	0	0	0	174,796	823,190	0	98,800	551,502	668,000	0	0	500,000
Arm 5/25 - Balloon 40/30	0	0	0	0	0	0	747,145	0	0	135,882	0	0
Arm 6 Month	0	0	0	347,392	0	373,771	0	0	241,697	0	0	0
Fixed Balloon 30/15	1,080,121	2,658,846	2,173,426	4,533,101	4,889,469	2,739,781	2,999,091	2,759,158	3,184,582	1,323,720	225,208	1,044,216
Fixed Balloon 40/30	315,743	130,897	343,564	796,716	600,318	95,607	606,534	0	0	0	0	0
Fixed Rate	7,011,899	13,003,434	28,795,523	30,890,603	33,539,779	29,552,682	21,138,153	11,402,251	7,117,648	3,079,399	3,323,827	5,252,323
Fixed Rate IO	0	0	347,500	1,062,177	1,782,880	1,219,120	334,000	549,000	1,020,000	271,600	0	0

IO & ARM Term Co-Incident	170,000	0	1,352,599	928,296	1,467,190	446,520	192,800	1,129,902	1,044,000	268,000	0	500,000

IO Term (Mos)
0	89,650,345	130,535,048	176,764,349	154,541,719	176,029,290	135,857,934	89,207,609	57,116,266	28,703,874	16,513,630	8,230,892	14,435,032
12	0	0	0	0	0	0	0	0	0	0	0	0
24	170,000	0	1,352,599	554,000	644,000	446,520	0	578,400	376,000	268,000	0	0
36	0	0	0	199,500	0	0	94,000	0	0	0	0	0
60	225,000	1,518,475	30,404,992	39,860,690	61,975,536	57,346,508	40,926,644	25,656,145	18,653,201	7,923,087	4,789,402	9,081,820
84	0	0	0	0	0	0	0	0	0	0	0	0
120	0	0	413,000	1,252,700	533,650	346,050	333,500	1,181,200	0	563,625	204,720	0
Neg Am
105%	0	0	0	0	0	0	0	0	0	0	0	0
110%	0	0	0	0	0	0	0	0	0	0	0	0
115%	0	0	0	0	0	0	0	0	0	0	0	0
125%	0	0	0	0	0	0	0	0	0	0	0	0
> 125%	0	0	0	0	0	0	0	0	0	0	0	0
Geography (ZIP+4)
85242	0	0	632,361	1,059,548	574,251	247,778	265,500	163,235	0	0	0	0
92392	0	263,437	329,606	0	588,331	700,824	853,108	190,974	0	0	0	0
94565	430,461	0	370,079	511,000	902,423	450,000	0	0	0	0	0	0
95624	0	966,779	0	523,880	95,792	0	0	578,400	0	0	295,600	0
89031	0	258,947	1,135,182	0	0	243,450	527,841	260,400	0	0	0	0
95648	0	0	710,612	448,000	0	561,350	588,000	0	0	0	0	0
20748	596,998	509,308	332,350	0	787,303	42,132	0	0	0	0	0	0
91710	0	0	128,054	742,462	862,613	0	404,000	0	0	0	130,705	0
85249	0	0	495,697	0	518,363	433,021	71,997	737,557	0	0	0	0
33971	0	0	630,829	859,709	0	216,000	375,940	132,240	0	0	0	0
Other	89,017,887	130,055,050	204,170,171	192,264,010	234,853,402	191,102,455	127,475,368	82,469,205	47,733,075	25,268,341	12,798,709	23,516,852

(US$)	LTV
FICO	<= 60%	61% - 65%	66% - 70%	71% - 75%	76% - 80%	81% - 85%	86% - 90%	91% - 95%	96% - 100%	> 100%
<= 550	10,846,509	6,603,905	13,832,945	18,074,043	23,579,588	12,204,760	4,782,472	15,953	105,170	0
551 - 575	14,285,740	8,616,128	12,677,922	19,551,535	30,233,926	18,033,601	25,112,343	3,345,318	197,010	0
576-600	10,315,609	9,358,140	17,450,615	19,768,376	61,080,488	30,794,304	44,083,458	6,382,211	9,701,739	0
601- 620	9,410,608	8,450,470	9,360,716	14,370,706	70,789,587	20,985,765	40,815,184	6,716,235	15,509,337	0
621-640	8,809,757	4,965,293	11,203,325	12,153,113	109,474,623	21,999,773	42,619,171	13,044,499	14,912,922	0
641-660	4,650,206	3,596,660	6,385,028	7,645,337	102,797,762	14,228,177	34,121,047	6,069,213	14,503,581	0
661-680	4,235,835	3,346,456	2,994,186	9,699,499	66,313,570	9,747,336	19,736,279	6,141,807	8,346,786	0
681-700	2,891,932	2,210,287	2,083,033	4,246,225	46,766,318	6,424,891	11,826,240	3,613,306	4,469,779	0
701-720	1,390,708	0	786,834	3,081,051	30,585,588	3,021,231	4,883,896	2,689,739	1,294,027	0
721-740	988,219	0	2,707,364	0	15,458,920	842,874	3,075,133	741,286	1,454,546	0
741-760	385,021	204,220	520,434	1,312,467	7,099,107	922,916	1,943,600	830,361	993,675	0
>= 760	2,777,840	1,126,086	666,502	1,689,897	13,424,813	541,193	1,656,577	71,805	575,353	0
Lien
1st	70,848,462	48,477,646	80,668,904	111,592,249	577,604,289	139,692,600	233,529,473	45,047,284	22,549,872	0
2nd	139,521	0	0	0	0	54,222	1,125,927	4,614,448	49,514,054	0
Junior Lien(s) (CLTVs)
<= 80%	139,521	0	0	0	0	0	0	0	0	0
81% - 85%	0	0	0	0	0	54,222	0	0	0	0
86% - 90%	0	0	0	0	0	0	1,125,927	0	0	0
91% - 95%	0	0	0	0	0	0	0	4,614,448	0	0
96% - 100%	0	0	0	0	0	0	0	0	49,514,054	0
> 100%
Orig. Loan Balance
< $100,000	10,485,870	3,912,091	7,316,117	10,174,244	52,596,070	11,351,474	17,521,131	8,059,918	47,838,065	0
$100,000 - $150,000	15,058,517	6,761,072	10,965,320	16,621,180	94,279,513	17,599,723	32,976,481	7,607,621	9,360,613	0
$151,000 - $200,000	14,761,613	10,562,967	17,100,727	17,113,832	91,133,777	21,082,766	38,133,718	9,202,359	7,179,571	0
$201,000 - $250,000	9,154,003	6,123,432	11,107,948	13,529,733	73,310,419	17,361,608	37,276,480	6,317,757	2,608,388	0
$251,000 - $300,000	7,203,364	5,080,649	8,047,171	10,607,095	60,976,739	17,701,450	26,179,243	4,919,450	2,429,284	0
$301,000 - $350,000	5,147,878	4,272,200	5,777,164	8,557,888	47,208,725	10,674,667	19,876,273	5,973,547	962,685	0
$351,000 - $400,000	1,479,664	1,514,015	4,455,542	4,111,869	42,083,853	9,208,898	15,276,131	1,832,356	385,000	0
$401,000 - $450,000	2,164,218	3,852,961	4,233,318	8,080,183	25,191,464	9,413,214	13,513,334	4,649,973	850,242	0
$451,000 - $500,000	2,404,640	3,771,281	488,298	5,572,050	26,275,706	6,681,202	12,556,361	498,750	450,077	0
> $500,000	3,128,216	2,626,976	11,177,298	17,224,175	64,548,023	18,671,821	21,346,248	600,000	0	0
Loan Purpose
Purchase	3,134,506	2,405,840	7,067,331	12,433,867	322,435,750	21,147,141	68,179,732	19,398,951	59,069,163	0
Refinance - Rate Term	2,828,021	3,249,966	3,047,626	6,670,828	36,451,197	6,669,874	14,276,125	3,165,329	4,611,437	0
Refinance - Cashout	65,025,457	42,821,841	70,553,947	92,487,554	218,717,341	111,929,808	152,199,543	27,097,453	8,383,326	0
Documentation Type
Full	53,378,861	36,754,169	64,656,175	84,152,731	372,856,432	106,706,524	194,638,277	46,051,320	69,790,059	0
Reduced	3,336,381	2,052,606	4,514,367	5,757,847	76,616,656	10,819,798	23,039,471	2,939,137	1,181,868	0
No Income/ No Asset	484,059	0	49,396	187,278	206,143	0	0	0	25,966	0
Stated Income / Stated Assets	13,788,683	9,670,871	11,448,966	21,494,393	127,925,058	22,220,500	16,977,652	671,276	1,066,032	0
Occupancy
Owner-Occupied	66,622,037	46,498,041	73,577,384	104,491,921	565,835,948	133,083,331	226,405,382	49,451,547	71,932,127	0
Second Home	1,298,790	446,649	3,000,418	389,852	2,147,135	1,073,736	1,069,282	27,676	131,799	0
Investment Property	3,067,157	1,532,955	4,091,102	6,710,477	9,621,205	5,589,755	7,180,737	182,510	0	0
Property Type
Single Family Residence	60,873,702	42,607,369	67,952,027	94,399,061	477,900,088	124,198,992	206,815,593	44,888,564	60,262,346	0
Condo	2,637,466	2,752,363	4,182,121	4,660,321	33,560,802	5,709,336	9,599,320	2,171,502	4,195,225	0
2 Family	4,921,170	1,326,479	3,232,781	3,965,789	21,790,924	3,509,059	6,737,099	855,794	1,080,533	0
3-4 Family	746,890	252,903	1,184,235	2,046,165	2,934,613	1,704,662	1,172,589	0	0	0
PUD	1,808,755	1,538,532	4,117,741	6,520,913	41,417,862	4,624,773	10,330,799	1,745,873	6,525,821	0
MH
DTI
< 30%	15,534,531	7,894,304	11,969,152	16,409,498	55,418,965	17,827,211	31,236,072	6,366,938	40,139,599	0
30% - 34%	7,084,012	4,388,820	11,088,923	11,260,855	50,850,584	12,845,245	22,394,516	2,915,255	5,040,955	0
35% - 39%	8,652,705	7,313,331	13,758,308	11,837,013	70,846,129	18,349,378	34,291,943	6,577,044	4,301,843	0
40% - 44%	14,597,601	10,160,268	15,505,117	21,674,234	136,124,945	32,448,336	44,604,681	10,066,289	5,782,416	0
45% - 49%	16,721,860	12,270,211	17,233,716	34,296,535	209,318,986	42,044,611	65,684,761	12,876,831	8,411,462	0
50% - 54%	8,066,019	5,874,152	10,664,571	14,717,389	53,104,379	13,894,889	32,110,959	9,082,911	7,733,266	0
> 55%	331,256	576,560	449,117	1,396,725	1,940,301	2,337,152	4,332,468	1,776,464	654,386	0
Loan Type
Arm 1Y	857,138	159,485	711,933	795,562	3,131,849	150,887	1,450,719	761,008	0	0
Arm 2/28	33,002,088	21,507,434	45,108,399	57,775,327	245,723,194	75,171,774	136,067,381	26,727,910	20,260,811	0
Arm 2/28 IO	7,150,696	5,454,374	7,940,204	14,952,168	172,058,890	24,073,406	40,085,883	8,701,228	1,092,000	0
Arm 2/28 - Balloon 40/30	2,369,374	1,444,701	1,993,553	4,494,088	33,886,084	5,582,684	6,036,297	239,852	79,881	0
Arm 2/28 - Dual 40/30	4,509,839	5,565,427	6,847,856	9,262,004	33,603,934	10,965,885	14,698,157	2,154,826	0	0
Arm 3/27	2,042,212	1,003,959	2,184,640	1,331,262	15,963,842	2,124,371	6,547,754	1,744,170	53,948	0
Arm 3/27 IO	0	450,500	962,300	297,000	12,175,459	1,419,700	949,500	559,591	147,500	0
Arm 3/27 - Balloon 40/30	0	0	0	0	1,497,391	0	0	0	0	0
Arm 5/25	0	0	0	306,920	680,439	273,246	280,981	0	0	0
Arm 5/25 IO	500000	0	0	0	2,316,288	0	0	0	0	0
Arm 5/25 - Balloon 40/30	0	439,324	0	0	443,704	0	0	0	0	0
Arm 6 Month	0	0	0	0	347,392	615,467	0	0	0	0
Fixed Balloon 30/15	3,199,396	1,424,835	3,431,085	4,046,905	6,865,278	2,255,910	5,547,728	831,236	2,008,348	0
Fixed Balloon 40/30	130897	0	0	796,716	918,816	727,208	315,743	0	0	0
Fixed Rate	17,151,343	10,592,607	11,217,334	16,472,297	43,753,552	16,136,283	22,420,756	7,941,911	48,421,439	0
Fixed Rate IO	75,000	435,000	271,600	1,062,000	4,238,176	250,000	254,500	0	0	0

IO & ARM Term Co-Incident	940,000	99,999	448,000	142,500	4,921,808	614,500	0	332,500	0	0

IO Term (Mos)
0	63,262,288	42,137,772	71,494,800	95,281,081	386,815,475	114,003,716	193,365,517	40,400,913	70,824,426	0
12	0	0	0	0	0	0	0	0	0	0
24	440,000	99,999	448,000	142,500	2,511,520	415,000	0	332,500	0	0
36	0	0	0	0	94,000	199,500	0	0	0	0
60	7,210,696	5,961,375	8,726,104	16,168,668	185,530,174	24,614,781	40,390,383	8,519,820	1,239,500	0
84	0	0	0	0	0	0	0	0	0	0
120	75,000	278,500	0	0	2,653,120	513,825	899,500	408,500	0	0
Neg Am
105%	0	0	0	0	0	0	0	0	0	0
110%	0	0	0	0	0	0	0	0	0	0
115%	0	0	0	0	0	0	0	0	0	0
125%	0	0	0	0	0	0	0	0	0	0
> 125%	0	0	0	0	0	0	0	0	0	0
Geography (ZIP+4)
85242	649,464	0	0	0	1,123,107	0	894,494	226,100	49,508	0
92392	0	0	0	0	1,784,991	329,606	342,000	329,722	139,962	0
94565	0	0	0	941,461	1,272,501	0	450,000	0	0	0
95624	0	273,997	618,035	0	1,253,747	0	0	102,433	212,238	0
89031	0	0	0	0	944,923	258,947	1,100,357	0	121,592	0
95648	0	0	0	448,000	1,859,962	0	0	0	0	0
20748	161,344	0	365,728	746,250	373,288	332,350	0	247,000	42,132	0
91710	0	128,054	0	742,462	663,603	583,046	0	0	150,669	0
85249	1,111,809	0	0	0	511,972	0	433,021	0	199,832	0
33971	0	157,246	0	0	765,510	480,250	600,355	176,015	35,342	0